                            SETTLEMENT AGREEMENT AND
                           GENERAL AND SPECIAL RELEASE


1. PARTIES. The parties to this Settlement Agreement and General and Special Release ("Agreement") are:

     (a) Robert H. Hood, Jr. and Dorothy P. Hood (collectively hereinafter "Hood"), and

     (b)  McDonnell Douglas Corporation ("MDC").

2. RECITALS. This Agreement is entered into to effectuate Hood's retirement from MDC, and the parties, through this Agreement, except as expressly provided for herein agree to fully and finally settle all claims, known and unknown, that either party may have against the other arising from Hood's relationship with MDC and MDC's relationship with Hood, including, but not limited to, claims relating to Hood's employment, his retirement and the terms and scope of monetary payments made by, or required to be made by, MDC to him under this and any other agreement by and between MDC and Hood.

3. CONTRACTUAL TERMS. In consideration of the terms and covenants of this Agreement, MDC agrees to permit, perform, allow or facilitate certain acts on Hood's behalf and to pay certain monies, all as more fully set out below:

     (a) From the date of the execution of this Agreement until and including December 31, 1996, Hood will continue in full-time employment at MDC;

     (b) At the close of business on December 31, 1996, Hood will retire from MDC;

     (c) Hood will receive a payment under MDC's Senior Executive Performance Sharing Plan ("PSP") equal to his Performance Adjusted Target Incentive Compensation Award (PAT), determined during the first quarter of 1997, subject to normal taxation and withholdings, which payment shall be in complete satisfaction of any award under PSP for the Plan Year 1996. Payment under this paragraph shall issue in accordance with MDC's normal PSP cycle;

     (d) Promptly following his retirement on December 31, 1996, Hood will receive a lump-sum payment for all accrued and unused vacation days, subject to normal taxation and withholding;

     (e) The number of restricted shares of MDC stock granted under the two Performance Accelerated Restricted Stock ("PARS") Agreements between Hood and MDC dated February 18, 1994, shall remain unchanged. Subject to the provisions of paragraphs 4(c) and 5(c) herein, shares shall vest or be forfeited in accordance with the terms of the PARS Agreements as if Hood was still employed by MDC through the Performance Periods;

     (f) The number of restricted shares of MDC stock granted under the Performance Accelerated Restricted Stock ("PARS") Agreement between Hood and MDC dated March 20, 1995, shall be reduced from 24,000 to 16,000 shares. Subject to the provisions of paragraphs 4(c) and 5(c) herein, such reduced number of shares shall vest or be forfeited in accordance with the terms of the PARS Agreement as if Hood was still employed by MDC through the Performance Periods;

     (g) The number of restricted shares of MDC stock granted under the Performance Accelerated Restricted Stock ("PARS") Agreement between Hood and MDC dated February 1, 1996, shall be reduced from 10,000 to 1,667 shares. Subject to the provisions of paragraphs 4(c) and 5(c) herein, such reduced number of shares shall vest or be forfeited in accordance with the terms of the PARS Agreement as if Hood was still employed by MDC through the Performance Periods;


     (h) Any Long Term Incentive Plan (LTIP) or Performance Sharing Plan annual incentive compensation amounts that previously would have been paid to Hood but were deferred because they would not have been deductible due to the compensation cap of Internal Revenue Code Section 162(m) (the "162(m) Deferral"), together with additional amounts otherwise payable to him from such deferrals shall continue to be deferred (the "Total Deferral"). The deferred amounts included in the Total Deferral will continue to earn interest at 11% until December 31, 1996; thereafter, the Total Deferral will earn 7% interest compounded quarterly during the deferral period. Subject to the provisions of paragraphs 4(c) and 5(c) herein, the Total Deferral and interest shall be paid to Hood by MDC in the form of a ten (10) year annuity, payable in equal quarterly installments of seventy-eight thousand two hundred eighty-two dollars and forty cents ($78,282.40) beginning on April 1, 1997;

     (i) Hood shall be entitled to receive other employee benefits in accordance with MDC's established plans, including the Employee
          Retirement Income Plan of MDC - Salaried Plan, the Supplemental Employee Retirement Income Plan, the Employee Savings Plan of MDC Salaried Plan and the Supplemental Employee Savings Plan, all in accordance with the terms of such plans;

     (j) Subject to the provisions of paragraphs 4(c) and 5(c) herein, Hood shall be entitled to receive the relocation and retransportation benefits set forth in paragraph 5 of the 2 May 1989 Memo Agreement between MDC and Hood relating to his 1989 relocation from St. Louis to Long Beach, CA (the "Relocation Benefits Agreement") together with appropriate gross-up for income tax purposes (if Hood relocates to a location other than St. Louis, Missouri, MDC shall only be responsible for what such expenses would have been as if he relocated to St. Louis);

     (k) For purposes of determining amounts due to Hood by MDC under the terms and conditions of the Restated Shared Appreciation Note between Hood and MDC dated January 18, 1991 in the face amount of $665,000 (the "Note"), Hood and MDC agree to the calculations and values set forth in Schedule A hereto regarding the amount (the "Balance") payable by Hood to MDC. Payment of the Balance shall be satisfied from the proceeds received by MDC from the sale and closing of the property known and numbered as 3814 East Woodbine Road, Orange County, CA 92667 (the "Hood Residence"), which is subject to the April 29, 1989 Second Deed of Trust in favor of MDC securing the Note. MDC will gross up Hood's compensation for the tax consequence thereof in accordance with the calculations in Schedule A; and

     (l) From and after January 1, 1997, MDC shall assume responsibility for dues and assessments and shall be entitled to all proceeds from the sale of Hood's membership in the Virginia Country Club.

4.   ADDITIONAL CONTRACTUAL TERMS & GENERAL AND SPECIAL RELEASE.

     (a) In consideration of the terms and provisions of this Agreement, Hood, on behalf of himself and herself and their successors, assigns, attorneys, representatives, and any and all other related individuals and entities, do hereby release and discharge MDC and its successors, assigns, attorneys, affiliated components and corporations, and their officers, directors, agents and employees from any and all claims, liabilities, costs and expenses (including, but not limited to, attorney's fees), damages, actions and causes of action, of whatever kind or nature arising out of acts or omissions occurring before the execution of this Agreement (collectively referred to as "claims"), including, without limitation, any statutory, civil or administrative claim, claims arising from rights under federal, state, and local laws prohibiting discrimination on any basis (including age discrimination and alleged violation of the Age Discrimination in Employment Act), and common law claims of any kind, including, but not limited to, contract, tort, and property rights claims including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, libel, slander, misrepresentation, defamation, infliction of emotional distress, and any other common law claim of any kind. Notwithstanding anything herein to the contrary, except as provided below in this paragraph 4 herein the Indemnification Agreement dated June 21, 1991, by and between MDC and Hood (the "Indemnification Agreement") will survive this Agreement.

     (b) The monies and other considerations outlined in paragraphs 3(a) through (k) herein, the sufficiencies of which are expressly acknowledged by Hood, are accepted by him in complete satisfaction of all claims, known or unknown, disputed or otherwise.

     (c) In consideration of the terms and provisions of this Agreement, MDC, on behalf of itself and its successors, assigns, attorneys, representatives and any and all other related individuals and entities does hereby release and discharge Hood, and their respective successors, assigns and attorneys from any and all claims, liabilities, costs and expenses (including but not limited to attorneys' fees), damages, actions and causes of action, of whatever kind or nature occurring before the execution of this Agreement (collectively referred to as "Claims"), including, without limitation, any statutory, civil or administrative claim, claims arising from rights under federal, state and local laws prohibiting discrimination on any basis (including age discrimination and alleged violations of the Age Discrimination in Employment Act), and common law claims of any kind, including, but not limited to, contract, tort, or property rights claims including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, libel, slander, misrepresentation, defamation, infliction of emotional distress, and any other common law claim of any kind. Notwithstanding the foregoing, neither this release and discharge nor the Indemnification Agreement shall protect Hood from, and Hood agrees to indemnify and hold MDC harmless from and against any and all liability incurred by MDC for violations of paragraph 5(c) herein or of federal or state employment discrimination laws by Hood or by MDC as a result of the conduct or activities of Hood while an employee of MDC, or as a result of a serious violation by him of MDC policy. Amounts payable to Hood under paragraphs 3(e),
          (f), (g), (h) and (j) hereunder may be reduced and offset by MDC by an amount or amounts deemed reasonably appropriate by MDC in its sole discretion to satisfy such obligations of Hood.

5.   CONTINUING OBLIGATIONS.

     (a)  Acknowledgments by Hood. Hood hereby acknowledges the following:

          (i) MDC is engaged in, among other things, the business of researching, designing, developing, manufacturing, selling and distributing on a worldwide basis fighter and military transport aircraft, commercial aircraft, helicopters, missiles, satellite launch vehicles, and certain related and other businesses (the "Business").

          (ii) In connection with the Business, MDC has expended a great deal of time, money and effort to develop and maintain the secrecy and confidentiality of substantial proprietary trade secret information and other confidential business information which, if misused or disclosed, could be very harmful to the Business and could cause MDC to lose its competitive edge in the marketplace.

         (iii) Hood desires to become entitled to receive the benefits contemplated by this Agreement but which MDC would not make available to him but for his signing and agreeing to abide by the terms of this Section 5.

          (iv) Hood recognizes and acknowledges that his position with MDC provides him with access to certain of MDC's confidential and proprietary trade secret information and other confidential business information.

          (v) MDC compensates its employees to, among other things, develop and preserve goodwill with its customers on MDC's behalf and business information for MDC's ownership and use.

          (vi) Hood recognizes and acknowledges that MDC in all fairness would need certain protection in order to ensure that Hood does not appropriate and misuse any confidential information entrusted to him during the course of his employment with MDC, or take any other action which could result in a loss of MDC's goodwill that was generated on MDC's behalf and at its expense, and, more generally, to prevent Hood from having an unfair competitive advantage over MDC.

     (b)  Confidential Information.

          (i) Hood agrees to keep secret and confidential, and not to use or disclose to any third parties, any of MDC's confidential and proprietary trade secret information or other confidential business information concerning the Business acquired by Hood during the course of, or in connection with, his employment with MDC. MDC considers and treats as confidential (among other things) its engineering, design and technical data, computer software and programs, component sourcing and supply information, pricing policies, operational methods, strategic plans, internal financial information, research and development plans and activities, and business acquisition and expansion plans, and, except as provided herein, Hood agrees to treat such information as secret and confidential so long as such information does not become generally known to the public through no fault or wrongful act of Hood.

          (ii) Hood acknowledges that any and all notes, records, sketches, computer diskettes and other documents obtained by or provided to him, or otherwise made, produced or compiled during the course of his employment with MDC, which contain any such confidential MDC information, regardless of the type of medium in which it is preserved, are the sole and exclusive property of MDC and shall be surrendered to MDC upon his retirement.

          (c) Post-Termination Hood Liabilities. In addition to the continuing liability of Hood provided for in paragraph 4(c) herein, Hood agrees that, at any time prior to the vesting or forfeiture of all restricted stock under the PARS agreements pursuant to paragraphs 3(e), (f) or (g), or the payment of deferred compensation pursuant to paragraph 3(h), or the relocation and retransportation benefits under paragraph 3(j), Hood shall forfeit all rights to (1) vesting or otherwise receiving any restricted stock under the PARS agreements pursuant to paragraphs 3(e), (f) and (g), and (2) vesting and receipt of deferred compensation pursuant to paragraph 3(h), and (3) the payments otherwise due to him under paragraph 3(j) if he, on his own behalf or on behalf of any other person, firm, corporation or entity in the world:

               (i) provides any services for any of MDC's significant competitors, representatives, suppliers or customers or provides any general business, technical or strategic consulting or planning with respect to the Business for any such companies. Hood recognizes that such companies could benefit greatly if they were to obtain MDC's confidential information. Hood may request permission to provide services to or consult with any company that may be included in the category of MDC's significant competitors, representatives, suppliers or customers. The written denial or grant of such a request by MDC's President and Chief Executive Officer shall be conclusive and binding on the parties hereto. The grant of such a request will not be unreasonably withheld, and if the request is granted, Hood will not be held in violation of this paragraph 5(c) for providing services to or consulting with such company in accordance with the terms of the request;

               (ii) knowingly  solicits,  entices,  induces,  hires,  employs or seeks to employ any salesperson, engineer, technician, manager or executive-level employee of MDC, who was employed by MDC on the date hereof, to provide any services with respect to the Business; or

               (iii)breaches or violates  paragraphs 5(b), (d) or (e) or any MDC policy regarding confidentiality.

     (d) Agreement to Refrain from Using Disparaging Comments. Hood shall indefinitely refrain, in writing and orally, from using examples or narrative which are derogatory of MDC, its present or former management, its policies or practices, or any other matter bearing on the reputation or good name of MDC.

     (e) Agreement re Cooperation. Hood agrees to readily and fully cooperate with MDC should it become necessary to develop factual bases to protect or defend MDC's business interests.

     (f) Acknowledgment Regarding Restrictions. Hood recognizes and agrees that the provisions of this Section 5 are reasonable and enforceable because, among other things, (1) he is receiving compensation under this Agreement and (2) there are many other areas in which, and companies for which, he could work in view of his background, and this paragraph 5 therefore does not impose any undue hardship on him. He further recognizes and agrees that the provisions of this paragraph 5 are reasonable and enforceable in view of MDC's legitimate interests in protecting its confidential information and customer goodwill and the limitations contained therein on the duration and geographic scope of, and activities covered by, such provisions.

6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto, and each of them. In the case of MDC, this Agreement is intended to release and inure to the benefit of MDC's affiliated components and corporations, their divisions and shareholders, officers, directors, agents, representatives, employees, and any and all other related individuals and entities, if any, individually as well as in the capacity indicated.

7. INTEGRATION. This Agreement, the Indemnification Agreement (as modified herein), paragraph 5 of the Relocation Benefits Agreement and Note constitute a single, integrated written contract expressing the entire agreement of the parties to this Agreement concerning its subject matters; all other agreements between Hood and MDC are hereby terminated, and to the extent required by such other agreements, this Agreement shall constitute a terminating amendment to such other agreements. No covenants, agreements, or warranties of any kind, whether express or implied in law or fact, have been made by any party to this Agreement, except as specifically set forth in this Agreement. All prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement.

8. MODIFICATIONS. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any future representation, promise, or condition in connection with the subject matter of this Agreement, shall be binding upon any party hereto unless made in writing and signed by such party or by a duly authorized officer or agent of such party.

9. SEVERABILITY. In the event that any provision of this Agreement should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining portions of this Agreement shall remain in full force and effect.

10. NON-ASSIGNMENT OF CLAIMS. Hood and MDC each represent and warrant that he and it has not assigned or transferred any portion of the claims released herein to any other individual, firm, corporation, or other entity, and that no other individual, firm, corporation or other entity has any lien, claim or interest in any of such claims, including but not limited to, any claim or interest arising out of, related to or connected with the matters referenced herein. Hood and MDC each covenant and agree not to bring, induce, or assist, in any claim, action or proceeding of any kind or nature against the other party, directly or indirectly, regarding, connected with, arising out of, or relating to in any manner the matters released by this Agreement and to indemnify the other party from and against all liability of any kind relating in any way to the activities described in this paragraph.

11. MISCELLANEOUS TERMS. Each of the parties to this Agreement further represents, warrants, and agrees as follows:

     (a) Each of the parties has had the opportunity to review this Agreement and seek advice on the advisability of making the settlement provided for herein and executing this Agreement, including the opportunity to consult with the legal counsel of the party's choice. Hood acknowledges that he has been given the opportunity to consider settling the claims referenced herein, in accordance with the terms of this Agreement, for twenty-one (21) days, and that he may take as much of that time as he wants to consider the Agreement before signing it. Hood also acknowledges that he may revoke this agreement within seven
          (7) days of the date he signs it, and that if he does not revoke the Agreement within seven (7) days, the Agreement will be effective, binding and enforceable;

     (b) Each of the parties has read the Agreement carefully, knows and understands the contents thereof, and has made such investigation of the facts pertaining to the settlement and this Agreement and of all matters pertaining hereto as it deems necessary or desirable;

     (c)  The  terms  of  this  Agreement  are   contractual   and  result  from
          discussions between the parties;

     (d) Each party agrees that such party will not take any action which would interfere with the performance of this Agreement by any of the parties hereto or which would adversely affect the status of the rights provided for, or the claims surrendered, herein; and

     (e) In entering into this Agreement and the settlement provided for herein, the parties, and each of them, acknowledge that this Agreement is, except as expressly provided for herein intended to be final and binding between MDC and Hood, and, except as expressly provided for herein, is further intended to be effective as a full and final accord and satisfaction between them. Each party relies on the finality of this Agreement as a material factor inducing that party's execution of this Agreement.

12. SETTLEMENT. The parties hereto acknowledge and covenant that this Agreement represents a settlement of disputed rights and claims and that by entering into this Agreement, no party hereto admits or acknowledges the existence of any liability or wrongdoing, all such liability being expressly denied. No provision of this Agreement, or of any related document, shall be construed as an admission or concession of liability, of any wrongdoing or of any preexisting liability.

13. CONFIDENTIALITY. Hood and MDC agree that the existence, fact, terms, or provisions of or information concerning this Agreement shall remain confidential and shall not be disclosed to the mass media or the press, or to any person, firm, corporation, or other entity (collectively referred to as "any person") with the sole and exclusive exceptions of: (a) as required by any governmental agency or court, or otherwise required by law, so long as the party being compelled to disclose provides the other party with written notice of such requirement fifteen (15) days prior to the required disclosure; (b) to Hood's attorney or accountant as may be required for the rendition of professional services, so long as any such attorney or accountant is informed of this confidentiality agreement prior to the disclosure of information protected by it and agrees to abide by its terms;
     (c) to a limited number of MDC employees tasked with implementation of the terms of the Agreement; (d) to a Court(s) of competent jurisdiction should either party be required to enforce any provisions hereunder or to sue for breach; and (e) to Hood's prospective employers on a very limited basis. In the unlikely event that Hood is requested or required to share the particulars of this Agreement with prospective employers, MDC shall be notified prior to any proposed disclosure and shall narrowly tailor and limit the scope of such communications.

14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Missouri.

         IN WITNESS WHEREOF, the parties hereto have approved and executed this Agreement on the date(s) specified below.


/s/ Robert H. Hood, Jr.
-------------------------------------             December 10, 1996
Robert H. Hood, Jr.


/s/ Dorothy P. Hood
-------------------------------------             December 10, 1996
Dorothy P. Hood


s/s Harry C. Stonecipher
-------------------------------------              December 9, 1996
McDonnell Douglas Corporation
  By:    Harry C. Stonecipher
         President & CEO

                                   SCHEDULE A
                                       TO
                            SETTLEMENT AGREEMENT AND
                           GENERAL AND SPECIAL RELEASE




     Original cost basis of home (1/10/92)                         $1,330,000
     Current Fair Market Value (12/96)                             $1,037,500


     Hood Proportionate Share:

     Amount payable to pay Senior Deed of Trust                      $365,000
     Amount payable to Hood
         o      Down Payment                                         $300,000
         o      Capital Improvements                                   $8,942
                                                                     ---------
                  Total                                              $673,942

     MDC Proportionate Share                                         $363,558
                                                                     --------
                  Total                                            $1,037,500

    Tax Gross-Up for depreciation of home value                      $292,890